UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2006

Date of Report (Date of earliest event reported)

iPARTY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts		02026
(Address of principal executive offices)		(Zip Code)

(781) 329-3952

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2006, iParty Corp. and each of Sal Perisano, Patrick Farrell, and Dorice Dionne entered into option cancellation agreements pursuant to which outstanding stock options exercisable for a combined aggregate of 1,324,730 shares of iParty common stock and exercisable for an exercise price of $2.00 per share or greater were cancelled effective as of such date. Mr. Perisano, who serves as iParty’s Chairman of the Board and Chief Executive Officer, agreed to cancel stock options exercisable in the aggregate for a total of 797,230 shares.  Mr. Farrell, who serves as iParty’s President and Chief Financial Officer, agreed to cancel stock options exercisable in the aggregate for a total of 190,000 shares.  Ms. Dionne, iParty’s Senior Vice President, Merchandising and Marketing, agreed to cancel stock options exercisable in the aggregate for a total of 337,500 shares.

Mr. Perisano, Mr. Farrell, Ms. Dionne and iParty agreed to execute and deliver the option cancellation agreements as a result of the fact that there had been approximately 300,000 shares available for future issuance under the iParty Amended and Restated 1998 Stock Incentive and Nonqualified Stock Option Plan (the “Plan”), which iParty’s board of directors determined to be an insufficient number of shares for future issuance in respect of iParty’s anticipated needs regarding employee, management, executive, and director compensation.  The combined aggregate of 1,324,730 shares that had been exercisable pursuant to the stock options cancelled by Mr. Perisano, Mr. Farrell and Ms. Dionne will now be available for future issuance under the Plan.

In executing and delivering each stock option cancellation agreement, iParty and each of Mr. Perisano, Mr. Farrell, and Ms. Dionne, acknowledged and recognized that while each of Mr. Perisano, Mr. Farrell, and Mr. Dionne shall remain eligible for consideration for future grants to be made by iParty under the Plan, each such executive officer and iParty, by executing and delivering the option cancellation agreement, also explicitly acknowledged and recognized that no agreement, understanding, or arrangement between them currently exists regarding future grants, if any, to such executive officer under the Plan.

The full text of the option cancellation agreement for each of Mr. Perisano, Mr. Farrell and Ms. Dionne are attached as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

10.1                           Option Cancellation Agreement between Sal Perisano and iParty Corp., dated December 8, 2006.

10.2                           Option Cancellation Agreement between Patrick Farrell and iParty Corp., dated December 8, 2006.

10.3                           Option Cancellation Agreement between Dorice Dionne and iParty Corp., dated December 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and
Chief Executive Officer

Dated: December 12, 2006

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Option Cancellation Agreement between Sal Perisano and iParty Corp., dated December 8, 2006.
10.2	Option Cancellation Agreement between Patrick Farrell and iParty Corp., dated December 8, 2006.
10.3	Option Cancellation Agreement between Dorice Dionne and iParty Corp, dated December 8, 2006.